UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant     [ X ]

Check the appropriate box:
[    ]  Preliminary Proxy Statement
[    ]  Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X]  Definitive Proxy Statement
[    ]  Definitive Additional Materials
[    ]  Soliciting Material Pursuant to Sec. 240.14a-12

ROYALE ENERGY, INC.
(Name of Registrant as Specified in its Charter)

Filed on Behalf of the Board of Directors
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]  No fee required.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Royale Energy, Inc.

DATE:                                   June 5, 2015
TIME:	10:00 a.m. Pacific Daylight Time
PLACE:                                 Royale Energy, Inc.
                3777 Willow Glen Dr.
                El Cajon CA 92019

Matters to be Voted on:

1.	Elect directors to serve for the ensuing year;

2.	Approve, in a nonbinding advisory vote, the appointment of SingerLewak LLP as the Company’s auditors for 2015; and

3.           Transact such other business as may properly come before the meeting and any adjournment thereof.

Who May Attend and Vote at the Meeting

Shareholders of record at the close of business on April 20 2015, and valid proxy holders may attend and vote at the meeting.  If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain from the firm or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting.

By Order of the Board of Directors,

Donald H. Hosmer
Co-President and Co-CEO

Date: April 21, 2015

PROXY STATEMENT

Royale Energy’s board of directors solicits your proxy, using the enclosed proxy card, for use at the annual meeting of shareholders to be held June 5, 2015, and at any adjournment thereof. This proxy statement has information about the annual meeting and was prepared by Royale Energy’s management for the board of directors. Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope.

GENERAL INFORMATION

The only items of business which management intends to present at the meeting are listed in the preceding Notice of Annual Meeting of Shareholders and are explained in more detail on the following pages.  By returning your signed proxy, you authorize management to vote your shares as you indicate on these items of business and to vote your shares in accordance with management’s best judgment in response to proposals initiated by others at the meeting.

1)  Changing or Revoking Your Proxy Vote

You may revoke your signed proxy at any time before it is exercised at the annual meeting.  You may do this by advising Royale Energy’s secretary in writing of your desire to revoke your proxy, or by submitting a duly executed proxy bearing a later date. We will honor the proxy card with the latest date.  You may also revoke your proxy by attending the annual meeting and indicating that you wish to vote in person.

2)  Who may Vote

Each shareholder of record at the close of business on April 20, 2015, is entitled, for each share then held, to one vote on each proposal or item that comes before the annual meeting, except that under certain circumstances shareholders may be entitled to cumulate their votes in voting for directors. (See Proposal 1: Election of Directors.)  On March 6, 2015, Royale Energy had outstanding 14,945,789 shares of common stock and 46,662 shares of Series AA convertible preferred stock entitled to vote at the meeting.

3)  Voting in Person

Although we encourage you to complete and return your proxy to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

4)  How Your Votes are Counted

We will hold the annual meeting on June 5, 2015, if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the matters listed on the proxy card.

The shares represented by the proxies solicited by the board of directors of the Company will be voted in accordance with your directions as marked on your proxy ballot, but if you give no directions, such shares will be voted (i)  FOR  the election as directors of the nominees of the board of directors named below; (ii) FOR, in a nonbinding advisory vote, the approval of SingerLewak, LLP, as the Company’s independent auditors for 2015; and (iii) in the discretion of Donald H. Hosmer and Stephen M. Hosmer (the proxies named on the proxy ballot) on any other proposals to properly come before the annual meeting or any adjournment(s) thereof.

5)  Broker Votes

If, like most shareholders, your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card.  As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.  Your broker is allowed to vote your shares only on certain “routine” proposals or if you provide your broker with instructions on how to vote.  Brokers are prohibited from voting uninstructed shares on “non-routine” proposals, including proposals for elections of directors and on executive compensation related matters.  If you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters.  It is, therefore, important that you send in your proxy with instructions on how to vote your shares (or that you attend the meeting in person), to make sure that we have a quorum present and voting at the shareholders’ meeting.

As the beneficial owner of shares, you are invited to attend the Annual Meeting. Please note, however, that if you are a beneficial owner whose shares are held in street name, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the record holder that holds your shares.  To vote shares held in street name in person at the annual meeting, you should contact your broker before the annual meeting to obtain a proxy form in your name.

ABSTAINING IS THE SAME AS VOTING “NO”

If you mark “Abstain” with respect to any proposal on your proxy ballot, your shares will be counted in the number of votes cast.  However, a vote to “Abstain” has the same effect as voting “No.” Management requests that you vote either “For” or “Against” on each proposal to come before the meeting.

This proxy statement and the accompanying proxy form will be first distributed on or about May, 2015, to shareholders entitled to vote at the meeting.

ITEMS OF BUSINESS

PROPOSAL 1: ELECTION OF DIRECTORS

Seven directors will be elected to serve on our board of directors until the next annual meeting of shareholders or until their successors are elected and qualified.

a) The Director Nomination Process

All of the nominees for our board of directors were approved unanimously by the three independent directors who serve on the nominations committee.  In April 2015, one independent director, Oscar. Hildebrandt, notified the board of directors he will be retiring from the board and will not stand for re-election. To fill the vacancy left by Dr. Hildebrandt departure, the nomination committee has nominated Ronald L. Buck to take his place.  The remaining six nominees are current board members who are standing for re-election.

b)  Voting

The seven nominees receiving the highest number of votes will be elected.  Signed proxies received will be voted for the election of the nominees listed in this proxy statement, all of whom have agreed to serve if elected.  Should any of the nominees become unavailable at the time of the meeting to accept nomination or election as a director, the proxy holders named in the enclosed proxy will vote for substitute nominees at their discretion. Votes withheld for a nominee will not be counted.

c) Cumulative Voting

Cumulative voting allows a shareholder to cast for any one or more candidates a number of votes greater than their number of shares. For cumulative voting to be in effect, at least one shareholder must give notice of their intent to cumulate votes prior to the commencement of voting.  If any shareholder has given notice of the intent to cumulate votes, then each shareholder has the right to give one candidate a number of votes equal to the number of directors to be elected  multiplied by the number of shares held by the shareholder, or distributing such number of votes among as many candidates as the shareholder sees fit. For example, if you have 100 shares and there are seven seats to be filled on the board, you will have 700 votes. If any shareholder gives notice of intent to cumulate votes, you could cast all your votes for one nominee or distribute your votes among as many nominees as you would like.

d)  Qualifications of Directors

Royale Energy has not established specific, minimum qualifications for recommended nominees or specific qualities or skills for our directors to possess. We have used a subjective process for identifying nominees for director based on the judgment of our board of our current needs. We have never received any nominations from shareholders for new members of the board of directors, but the board would be willing to consider outside nominations if any are received in the future.

In selecting the 2015 nominees for director, the nominations committee sought candidates who possess the highest personal and professional ethics, integrity and values, and are committed to representing the long-term interests of our stockholders. In addition to reviewing a candidate’s background and accomplishments, the committee reviewed candidates for director in the context of the current composition of the board and the evolving needs of our businesses.  A majority of our directors meet the standards of independence promulgated by the NASDAQ Stock Market and the SEC. As required by the nominations committee charter, the committee selects individuals as nominees for their character, judgment, ethics, integrity, business experience, and acumen, and the committee also seeks to ensure that the board reflects a range of talents, ages, skills, diversity, and expertise, particularly in the areas of accounting and finance sufficient to provide sound and prudent guidance with respect to the Company’s operations and interests. The board seeks to maintain a diverse membership, but it does not have a separate policy on diversity. The board also requires that its members be able to dedicate the time and resources necessary to ensure the diligent performance of their duties on the Company’s behalf, including attending board and applicable committee meetings.

The following are some of the key qualifications and skills the committee considered in evaluating the director nominees. The individual biographies beginning on page 4 provide additional information about each nominee’s specific experiences, qualifications and skills.

Significant management experience.  We believe that directors with experience in management, including management of private, public, or non-profit corporations provide the Company with valuable insights. These individuals have a demonstrated record of leadership qualities and a practical understanding of organizations, processes, strategy, risk management, and the methods to drive change and growth. Through their service as top leaders at other organizations, they also have access to important sources of market intelligence, analysis, and relationships that benefit the Company.

Financial reporting experience.  We believe that an understanding of finance and financial reporting processes is important for our directors. The Company measures its operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to the Company’s success. Our nominees include a director who qualifies as an audit committee financial expert, and we expect all of our directors to be financially knowledgeable.

Industry experience.  We seek to have directors with experience as executives, directors, or other leadership positions in the energy industry. These directors have valuable perspective on energy industry business cycles and other issues specific to the Company’s business.

Government experience.  We seek directors with governmental experience because the energy industry is heavily regulated and is directly affected by actions and decisions of federal, state, local, and other governmental agencies. The Company recognizes the importance of working constructively with governments, and directors with government experience offer valuable insight in this regard.

e)  Board Leadership and Risk Oversight

We have separated the functions of chairman of the board (Harry E. Hosmer) and chief executive officers (Donald H. Hosmer and Stephen M. Hosmer).  Harry E. Hosmer is the father of Donald H. and Stephen M. Hosmer, and he performs consulting services for the Company, but he is not an employee.  Four of our seven director nominees are independent directors.

The board of directors is responsible for oversight of our risk management policies and procedures. We are exposed to a number of risks including financial risks, strategic and operational risks, and risks relating to regulatory and legal compliance. Our financial condition, results of operations, and capital resources are highly dependent upon the prevailing market prices of, and demand for, crude oil and natural gas, which are beyond our control. The board of directors reviews our business and financial plans, which includes evaluating the objectives of, and risks associated with, these plans. In addition, the audit committee reviews and discusses with management our major financial risks and the steps management has taken to monitor and control these risks, including our internal control over financial reporting. Our compensation committee strives to structure executive compensation to align the interests of our executive officers with the long-term interests of our shareholders and thus provides incentives to our executives to manage risks appropriately.

f) Nominees for the Board of Directors

Proxies solicited by the board of directors will be voted in favor of each nominee unless shareholders specify otherwise in their proxies.  The following pages describe the nominees for director, including their principal occupations for the past five years, certain other directorships, age, and length of service as director of Royale Energy.  Membership on board committees, attendance at board and committee meetings, and ownership of stock in Royale Energy are indicated in separate sections following the individual resumes of the nominees.

Each nominee has agreed to be named in this proxy statement and to serve as a director if elected.  The ages listed are as of April 13, 2015.

Nominees for Director

Name	Age	First Became Director or Executive Officer	Positions Held

Harry E. Hosmer	84	1986	Chairman of the Board
Donald H. Hosmer	61	1987	Co-President, Co-Chief Executive Officer and Director
Stephen M. Hosmer	48	1996	Co-President, Co-Chief Executive Officer, Chief Financial Officer, Secretary, and Director
Ronald L. Buck	-	-	Nominee for Director
Jonathan Gregory (1)	50	2014	Director
Gary Grinsfelder (1), (2), (3)	66	2007	Director
Tony Hall (2) (3)	73	2007	Director

(1)      Member of the audit committee.
(2)      Member of the compensation committee.
(3)      Member of the nominations committee.

The board has determined that directors Gary Grinsfelder, Tony Hall, Ronald Buck, and Jonathan Gregory qualify as independent directors under NASDAQ rules.

The following summarizes the business experience of each director and executive officer for the past five years.

Harry E. Hosmer – Chairman of the Board

Harry E. Hosmer has served as chairman since Royale Energy began in 1986, and from inception in 1986 until June 1995, he also served as president and chief executive officer.

Donald H. Hosmer – Co-President, Co-Chief Executive Officer and Director

Donald H. Hosmer has served as an executive officer and director of Royale Energy since its inception in 1986.  In June 1995 he became president and chief executive officer.  In October 2008 he became co-president and co-chief executive officer, with primary responsibility for marketing and investor/shareholder relations for the company.  Donald H. Hosmer is the son of Harry E. Hosmer and brother of Stephen M. Hosmer.

Stephen M. Hosmer – Co-President, Co-Chief Executive Officer, Chief Financial Officer, Secretary, and Director

Stephen M. Hosmer joined Royale Energy as the management information systems manager in May 1988, responsible for developing and maintaining Royale Energy’s computer software.  Mr. Hosmer developed programs and software systems used by Royale Energy.  From 1991 to 1995, he served as president of Royale Operating Company, Royale Energy’s operating subsidiary.  In 1995, he became chief financial officer of Royale Energy.  In 1996, he was elected to the board of directors of Royale Energy.  In 2003, he was elected executive vice president.  In October 2008, he became co-president and co-chief executive officer with primary responsibility for oil and gas exploration operations.  Mr. Hosmer served seven years on the board of directors of Youth for Christ, a charitable organization in San Diego, California.  He currently serves on the board of Venture Expeditions (www.ventureexpeditions.org), a charitable organization based in Minneapolis MN.  Stephen M. Hosmer is the son of Harry E. Hosmer and brother of Donald H. Hosmer.  Mr. Hosmer holds a Bachelor of Science degree in Business Administration from Oral Roberts University in Tulsa, Oklahoma, as well as earning his MBA degree via the prestigious President/Key Executive program at Pepperdine University in Malibu, California.

Ronald L. Buck – Nominee for Director

Mr. Buck received a Bachelor of Science degree in Marketing and a Minor in Geology and Economics from Northwestern University.  After building his business into a large scale distribution company, he sold the company to his two sons in 1992.  Since 1992 he has been in finance and managing family assets including oil and gas wells and oil gathering pipeline investments. In this capacity, he also travels extensively to financial meetings and is a member of the National Association of Financial Advisors.

Gary Grinsfelder – Director

Mr. Grinsfelder is a geologist and manager with 38 years’ experience in oil and gas exploration, exploitation and property evaluation.  Currently Mr. Grinsfelder is an independent industry consultant.  Previously, Mr. Grinsfelder was Vice President of Exploration at LeFrak Energy and President of TXCO Resources.  He has also served in geologic and management roles for Output Exploration, LLC, Araxas Exploration, Inc., Triad Energy Corporation, Spartan Petroleum Corporation, American Petrofina Company of Texas, Union Oil Company of California and Degolyer and MacNaughton.  He received a Bachelor of Science degree in 1972 from Southern Methodist University and has performed graduate studies at the University of Puerto Rico Department of Marine Science and University of Houston Department of Geology.

Tony Hall – Director

Ambassador Hall served as a member of the United States House of Representatives, representing the people of the Third District of Ohio, for almost twenty-four years, from 1979 to 2002.  In 2002 he was appointed U.S. Ambassador to the United Nations Agencies for Food and Agriculture.  He served as chief of the U.S. Mission to the U.N. Agencies in Rome – the Work Food Program, Food and Agriculture Organization and International Fund for Agricultural Development.  He has been nominated for the Nobel Peace Prize on three occasions for his humanitarian and hunger-related work.  He received his A. B. degree from Denison University, Granville, Ohio, in 1964.

Jonathan Gregory – Director

Mr. Gregory brings over 25 years of experience in the oil and gas industry, including a 25 year banking career where he focued primarily on reserve based lending to both private and public oil and gas companies.  Most recently, Jonathan served as chief financial officer for a private independent exploration and production company, where he was actively engaged in raising equity and acquisitions and development activities.  Mr. Gregory is a member of Houston Producers Forum; Houston Energy Finance Group; and ADAM Houston Energy Network. He is also a Co-Founder of Bread of Life, Inc., a non-profit organization committed to empowering homeless Houstonians; and a director of Small Steps Nurturing Center, a non-profit Christian organization that provides early childhood education for economically at-risk children in the inner-city of Houston, Texas. He serves as chairman of Royale Energy’s audit committee.

Audit Committee

The board has appointed an audit committee to assist the board of directors in carrying out its responsibility as to the independence and competence of the Company’s independent public accountants. In accordance with the rules of NASDAQ for listed companies, all members of the audit committee are independent members of the board of directors.  The audit committee operates pursuant to an audit committee charter which has been adopted by the board of directors to define the committee’s responsibilities.  A copy of the audit committee charter is posted on our website, www.royl.com and is also attached to this Proxy Statement as Exhibit A.  The board has determined that Jonathan Gregory qualifies as an “audit committee financial expert” as defined in Regulation S-K Item 407(d)(5) of the Securities and Exchange Commission.

In 2014, the members of the audit committee were Jonathan Gregory, chair, Oscar A. Hildebrandt and Gary Grinsfelder

Number of Meetings Held in 2014: 4

Members:	Jonathan Gregory
Oscar A. Hildebrandt
Gary Grinsfelder

Attendance:  All committee members attended all committee meetings in 2014.

Compensation Committee

Purpose: To review and make recommendations to the board of directors on setting the salaries of the company’s officers and the compensation to be paid to members of the board of directors who are not employees of the Company.

Number of Meetings Held in 2014: 1

Members:	Tony P. Hall
Oscar A. Hildebrandt
Gary Grinsfelder

Attendance:  All committee members attended the committee meeting in 2014.

No Compensation Committee Interlocks

None of our executive officers has served on the board of directors or on the compensation committee for any other entity in which any member of our board is an officer in the last fiscal year.

Nominations Committee

Purpose: To review and make recommendations to the board of directors concerning the nominees proposed for election of directors at the annual meeting of directors.

Number of Meetings Held in 2014: 3

Members:	Oscar A. Hildebrandt
Tony Hall Gary Grinsfelder

Attendance: All committee members attended the committee meeting held in 2014.

h)  Executive Compensation

The following table summarizes the compensation of the chief executive officer, chief financial officer and the two other most highly non-executive employees (the “named executives and employees”) of Royale Energy and its subsidiaries during the past year.  No stock options, stock awards or other plan based compensation were made during 2014.

Name and				Option	All Other
Principal Position	Year	Salary	Bonus	Awards	Compensation (2)	Total
		($)	($)	($)	($)	($)

Donald H. Hosmer	2014	$230,192	$25,000	(1)	$6,906	$262,098
Co-President & Co-CEO	2013	$230,192	$25,000		$7,656	$262,848
	2012	$230,192			$6,906	$237,098

Stephen M. Hosmer	2014	$230,192	$25,000	(1)	$18,906	$274,098
Co-President, Co-CEO &	2013	$230,192	$25,000		$19,656	$274,848
CFO	2012	$230,192			$19,110	$249,302

Mohamed Abdel-Rahmen	2014	$163,692			$4,911	$168,603
(3) VP Exploration	2013	$167,025			$5,011	$172,036
	2012	$204,615			$6,138	$217,085

Charles Tiano (3)	2014	$50,642	178,892		$6,886	$236,420
Director of Investor	2013	$49,955	$193,825		$7,313	$251,093
Relations	2012	$56,269	$138,450		$9,736	$204,455

(1)  In October 2014, Donald Hosmer and Stephen Hosmer (together with the other members of the board of directors) were each granted 20,000 options to purchase common stock at an exercise or base price of $5.00 per shares.  These options vest in four parts on October 13, 2014, January 1, 2015, April 1, 2015 and July 1, 2015.  These options were granted for a period of 3 years and will expire on December 31, 2017.  At December 31, 2014, Royale Energy’s stock price, $2.11, was less than the weighted average exercise price, and as such the outstanding and exercisable stock options had no intrinsic value.

(2) All other compensation consists of matching contributions to the Company’s simple IRA plan, except for Stephen M. Hosmer, who also received a $12,000 car allowance.

(3) Mr. Abdel-Rahmen and Mr. Tiano are highly compensated employees under SEC rules who did not serve as executive officers during 2014.

Stock Options and Equity Compensation; Outstanding Equity Awards at Fiscal Year End

The following table presents the number of unexercised options at the 2014 year end for each named executive officer.  No unvested stock awards were outstanding at the end of 2014.

Options
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date

Donald H. Hosmer	50,000	(1)	-		$3.25	12/31/2015
	10,000	(2)	10,000	(2)	5.00	12/31/2017
Stephen M. Hosmer	50,000	(1)	-		$3.25	12/31/2015
	10,000	(2)	10,000	(2)	5.00	12/31/2017

(1)
In December 2010, the directors and executive officers of Royale Energy were each granted 20,000 options to purchase common stock at an exercise or base price of $3.25 per share, in consideration of their past service on the board.  These options vested and became exercisable over two years, on January 1, 2012 and 2013.  They were granted for a period of five years with a service period of two years.

(2)
At the October 10, 2014, Board of Directors meeting, directors of Royale Energy were granted 20,000 options each to purchase common stock at an exercise price of $5.00 per share. These options were granted for a period of 3 years and will expire on December 31, 2017.  These options become exercisable at 5,000 shares per period beginning October 13, 2014, January 1, 2015, April 1, 2015 and July 1 2015.

Compensation Committee Report

Our executive compensation committee has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on its discussion and review, has recommended that the Compensation Discussion and Analysis be included in this proxy statement.

Members:

Oscar A. Hildebrandt, Chair
Tony P. Hall
Jonathan Gregory

In accordance with the rules of NASDAQ for listed companies, all members of the compensation committee are independent members of the board of directors.

Compensation Discussion and Analysis

Our executive compensation policy is designed to motivate, reward and retain the key executive talent necessary to achieve our business objectives and contribute to our long-term success. Our compensation policy for our executive officers focuses primarily on determining appropriate salary levels and performance-based cash bonuses.

The elements of executive compensation at Royale Energy consist mainly of cash salary and, if appropriate, a cash bonus at year end.  The compensation committee makes recommendations to the board of directors annually on the compensation of the two top executives:  Co-Presidents and the Co-Chief Executive Officers Donald H. Hosmer and Stephen M. Hosmer.  We do not have employment contracts with either of our executive officers.

Royale Energy also does not provide extensive personal benefits to its executives beyond those benefits, such as health insurance, that are provided to all employees.  Each executive does receive an annual car allowance.

Compensation Elements

Base.  Base salaries for our executive officers are established based on the scope of their responsibilities, taking into account competitive market compensation paid by our peers. Base salaries are reviewed annually. The salaries we paid to our most highly paid executive officers for the last three years are set forth in the Summary Compensation

Bonus.  The compensation committee meets annually to determine the quantity, if any, of the cash bonuses of executive officers.  The amount granted is based, subjectively, upon the company’s stock price performance, earnings, revenue, reserves and production.  The committee does not use quantifiable metrics for these criteria; but rather uses each in balance to assess the strength of the company’s performance.  The committee believes that formulaic approaches to cash incentives can foster an unhealthy balance between short-term and long-term goals.  In 2014, the compensation committee did award bonuses to the company’s executive officers, Stephen and Don Hosmer, in the amount of $25,000 to each officer.

Compensation of Directors

In 2014, none of the board members or committee member received fees for attendance at board meetings or committee meetings during the year.  Royale Energy did reimburse directors for the expenses incurred for their services.

In addition, Royale Energy's Chairman of the Board and former President, Harry E. Hosmer, renders and receives compensation for management consulting services to Royale Energy on an ongoing basis.
Name	Fees earned or paid in cash	Stock awards	Option awards	All Other Compensation (1)	Total
	($)	($)	($)	($)	($)
Harry E. Hosmer	$190,660	$0	$0	$7,622	$198,282
Oscar A. Hildebrandt	$25,000	$0	$0	0	$25,000
Jonathan Gregory	$6,250	$0	$0	0	$6,250
Gary Grinsfelder	$25,000	$0	$0	0	$25,000
Tony P. Hall	$25,000	$0	$0	0	$25,000

(1)  Other compensation paid to Harry E. Hosmer in 2014 consisted of payments for medical and dental insurance coverage.

i)  Security Ownership of Certain Beneficial Owners and Management

Common Stock

On March 6, 2015, 14,945,789 shares of Royale Energy’s common stock were outstanding.

The following table contains information regarding the ownership of Royale Energy’s common stock as of March 6, 2015, by:

i)	each person who is known by Royale Energy to own beneficially more than 5% of the outstanding shares of each class of equity securities;

ii)	each director of Royale Energy; and

iii)
all directors and officers of Royale Energy as a group.  Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified in the table possesses sole voting and investment power with respect to its or his shares.  The holdings reported are based on reports filed with the Securities and Exchange Commission and the Company by the officers, directors and 5% shareholders pursuant to Section 16 of the Securities Exchange Act of 1934.

Stockholder (1)	Number (2)	Percent

Harry E. Hosmer, (3)	667,692	4.45%

Donald H. Hosmer, (3)	936,162	6.23%

Stephen M. Hosmer, (3) (4)	1,221,035	8.13%

Oscar A. Hildebrandt, (2) (5)	83,936	*

Jonathan Gregory, (2)	21,000	*

Gary Grinsfelder, (2)	65,440	*

Tony P. Hall, (2)	88,749	*

All officers and directors as a group	3,064,014	20.01%

* Less than 1%

(1)  The mailing address of each listed stockholder is 3777 Willow Glen Drive, El Cajon, California 92019.

(2)  Includes options to purchase the following number of shares of common stock which were vested and exercisable on March 31, 2013:  Harry E. Hosmer 70,000, Donald H. Hosmer 70,000; Stephen M. Hosmer 70,000;

Gary Grinsfelder 60,000; Tony Hall 70,000; Oscar A. Hildebrandt 26,308; Jonathan Gregory 20,000.

(3)  Donald H. Hosmer and Stephen M. Hosmer are sons of Harry E. Hosmer, Chairman of the Board.

(4)  Includes 24,000 shares owned by Stephen M. Hosmer’s minor children.

(5)  Includes 33,064 shares held by a trust.

Preferred Stock

Holders Series AA convertible preferred stock have voting rights equal to the number of shares into which they are convertible.  On March 6, 2015, 46,662 shares of Series AA convertible preferred stock were outstanding. The shares of each series of preferred shares are convertible into shares of Royale Energy's common stock at the option of the security holder, at the rate of two shares of convertible preferred stock for each share of common stock.  The preferred stock is not registered under the Securities Exchange Act of 1934, and no market exists for the preferred stock.  The total number of shares of common stock issuable on conversion of all outstanding shares of preferred stock equals less than 1% of the outstanding common stock of Royale Energy.  To Royale Energy's knowledge, none of the preferred shareholders would own more than 1% of Royale Energy's common stock, if their preferred shares were converted to common shares.

j)  Certain Relationships and Related Transactions

Investments in Wells by Directors

In 1989, the board of directors adopted a policy (the “1989 policy”) that permits each director and officer of Royale Energy to purchase from Royale Energy, at its cost, up to one percent (1%) fractional interest in any well to be drilled by Royale Energy.  When an officer or director elects to make such a purchase, the amount charged per each percentage working interest is equal to Royale Energy's actual pro rata cost of drilling and completion, rather than the higher amount that Royale Energy charges to working interest holders for the purchase of a percentage working interest in a well.  Of the current officers and directors, Donald Hosmer, Stephen Hosmer, Harry E. Hosmer, Oscar Hildebrandt and Tony Hall at various times have elected under the 1989 policy to purchase interests in certain wells Royale Energy has drilled.

Under the 1989 policy, officers and directors may elect to participate in wells at any time up until drilling of the prospect begins.  Participants are required to pay all direct costs and expenses through completion of a well, whether or not the well drilling and completion expenses exceed Royale Energy's cost estimates, instead of paying a set, turnkey price (as do outside investors who purchase undivided working interests from Royale Energy).  Thus, they participate on terms similar to other oil and gas industry participants or joint venturers.  Participants are invoiced in advance for their share of estimated direct costs of drilling and completion and later actual costs are reconciled, as Royale Energy incurs expenses and participants make further payments as necessary.

Officer and director participants under this program do not pay some expenses paid by outside, retail investors in working interests, such as sales commissions, if any, or marketing expenses.  The outside, turnkey drilling agreement investors, on the other hand, are not obligated to pay additional costs if a drilling project experiences cost overruns or unanticipated expenses in the drilling and completion stage.  Accordingly, Royale Energy's management believes that its officers and directors who participate in wells under the Board of Directors' policy do so on terms the same as could be obtained by unaffiliated oil and gas industry participants in arms-length transactions, albeit those terms are different than the turnkey agreement under which outside investors purchase fractional undivided working interests from Royale Energy.

Donald and Stephen Hosmer each have participated individually in 176 and 174 wells respectively under the 1989 policy.  The Hosmer Trust, a trust for the benefit of family members of Harry E. Hosmer, has participated in 173 wells.

Investments in wells under the 1989 policy for the three years ended December 31, 2014, 2013, and 2012 are as follows:
	Year	# of fractional interests	Amount
Donald Hosmer	2014	4	$18,692
	2013	6	$31,767
	2012	2	$4,186
Stephen Hosmer	2014	4	$7,714
	2013	5	$12,262
	2012	2	$2,537
Hosmer Trust	2014	3	$9,985
	2013	6	$41,488
	2012	2	$2,537

Current officers and directors were billed $0, $16,967 and $3,451 for their interests for the three years ended December 31, 2014, 2013, and 2012, respectively.

Royale Energy's Chairman of the Board and former President, Harry E. Hosmer, renders management consulting services to Royale Energy on an ongoing basis.  Royale Energy compensated Mr. Hosmer $165,660, $193,270 and $138,050 for his consulting services in 2014, 2013, and 2012, respectively, and pays his medical insurance costs.  Mr. Hosmer's consulting services are in conjunction with his service on the board of directors, for which he receives reimbursement of expenses to attend meetings.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics for our directors and executive officers.  The code is posted on our website, www.royl.com.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF RE-ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF AUDITORS

As required by the Sarbanes-Oxley Act of 2002, our Audit Committee is directly responsible for appointment, compensation, retention and oversight of the Company’s independent auditors.  We are asking the shareholders to approve the Audit Committee’s recommendation of SingerLewak LLP as independent auditors to audit the financial statements of the Company for the 2015 fiscal year.  If the shareholders fail to ratify the appointment of the auditors, our Audit Committee will take that into consideration in determining whether to continue the auditing engagement.

SingerLewak LLP was engaged as independent auditors of the Company for the fiscal year ending December 31, 2014.  The amounts paid to our independent auditors for the years 2014 and 2013 are provided below under Other Information – Independent Auditors – Auditors’ Fees.

Representatives of SingerLewak LLP are expected to be present at the annual meeting.  Although the audit committee has the sole responsibility to appoint the auditors as required under the Securities Exchange Act of 1934, the audit committee welcomes the comments of shareholders and will reconsider the decision whether to appoint SingerLewak LLP as auditors if the shareholders fail to approve their appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF SINGERLEWAK LLP AS AUDITORS FOR 2015.

PROPOSAL 3: OTHER MATTERS

At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than those items previously discussed.  The proxy being solicited by the board of directors provides authority for the proxy holders, Donald H. Hosmer and Stephen M. Hosmer, to use their discretion to vote on such other matters as may lawfully come before the meeting, including matters incidental to the conduct of the meeting, and any adjournment thereof.

OTHER INFORMATION

a)  Independent Auditors – Auditors’ Fees

SingerLewak LLP served as the independent auditors to audit the Company’s financial statements for the fiscal year ended December 31, 2014.  This is the first annual audit performed by SingerLewak LLP; Padgett Stratemann & Co., LLP previously performed annual audits.  The aggregate fees billed by Padgett Stratemann & Co., LLP and SingerLewak LLP for the years ended December 31, 2014 and 2013 are as follows, respectively:

	2014	2013
Audit fees (1)	$159,891	$153,271
Tax fees (2)	-	-
All other fees (3)	$25,600	$21,650
Total	$185,491	$174,921

(1)  Audit fees are fees for professional services rendered for the audit of Royale Energy’s annual financial statements, reviews of financial statements included in the company’s Forms 10-Q, and reviews of documents filed with the U.S. Securities and Exchange Commission.

(2)  Tax fees consist of tax planning, consulting and tax return reviews.

(3)  Other fees consist of work on registration statements under the Securities Act of 1933.

The audit committee of Royale Energy has adopted policies for the pre-approval of all audit and non-audit services provided by the company’s independent auditor.  The policy requires pre-approval by the audit committee of specifically defined audit and non-audit services.  Unless the specific service has been previously pre-approved with respect to that year, the audit committee must approve the permitted service before the independent auditor is engaged to perform it.

Representatives of SingerLewak LLP are expected to be present at the annual meeting.  Although the audit committee has the sole responsibility to appoint the auditors as required under the Securities Exchange Act of 1934, the committee welcomes any comments from shareholders on auditor selection or performance.  Comments may be sent to the audit committee chair, Jonathan Gregory, care of Royale Energy’s executive office, 3777 Willow Glen Drive, El Cajon, California 92019.

b)  Annual Report

An annual report to shareholders on Form 10-K for the year ended December 31, 2014, accompanies this proxy statement.

c)  Method and Cost of Soliciting Proxies

The accompanying proxy is being solicited on behalf of the board of directors of Royale Energy.  The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by Royale Energy.  Proxies may be solicited by officers, directors, and employees of Royale Energy in person, or by mail, courier, telephone or facsimile.  In addition, Royale Energy has retained ADP Proxy Services to solicit proxies by mail, courier, telephone and facsimile and to request brokerage houses and other nominees to forward soliciting material to beneficial owners.  For these services Royale Energy will pay a fee of approximately $750.

d)  Section 16(a) Beneficial Ownership Reporting Requirement

Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission regulations require that Royale Energy's directors, certain officers, and greater than 10 percent shareholders file reports of ownership and changes in ownership with the SEC and the NASD and furnish Royale Energy with copies of all such reports they file.  Based solely upon a review of the copies of the forms furnished to Royale Energy, or representations from certain reporting persons that no reports were required, Royale Energy believes that no persons failed to file required reports on a timely basis for 2014.

e)  Additional Information

Other reports that we file with the SEC may also be obtained from the SEC’s website, www.sec.gov.

f)  Proposals by Shareholders – 2015

Any proposal by a shareholder to be submitted for inclusion in proxy soliciting material for the 2015 annual shareholders meeting must be received by the corporate secretary of Royale Energy no later than February 5, 2016.

g)  Other Matters

No proposals have been received from shareholders for inclusion in the proxy statement or action at the 2014 annual meeting.  Management does not know of any matter to be acted upon at the meeting other than the matters above described.  However, if any other matter should properly come before the meeting, the proxy holders named in the enclosed proxy will vote the shares for which they hold proxies in their discretion.  Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope.

By Order of the Board of Directors,

Date: April 21, 2015	Donald H. Hosmer
Co-President and Co-CEO

EXHIBIT A

Royale Energy, Inc.

Charter of the Audit Committee

Organization

The audit committee of the board of directors shall consist of at least two directors who are generally knowledgeable in financial and auditing matters.  Whenever possible the committee shall include at least one member with accounting or related financial management expertise, who qualifies as an audit committee financial expert as defined by the rules of the U.S. Securities and Exchange Commission.  Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment.  Applicable laws and regulations shall be followed in evaluating a member’s independence, including the rules of the Securities and Exchange Commission and the Nasdaq National Market System.  The chairperson shall be appointed by the full board.

Statement of Policy

The audit committee provides assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation.  It is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal accounting staff, and the financial management of the corporation.

Relationship with Auditors

The audit committee is responsible for the hiring, supervision, compensation and termination of the company’s independent auditors.  The independent auditors shall report directly to the audit committee.  The audit committee is responsible for determining the independence of the company’s outside auditor and must approve in advance, all audit and non-audit services provided by the outside auditor.

Relationship with Management

The audit committee consults with management to review critical accounting policies and alternative accounting treatment of financial reporting issues.  In the event of a dispute between management and the company’s independent auditors over accounting and financial reporting, the audit committee will resolve disputes after consulting with both management and the independent auditors.

Relationship with the Board of Directors

The audit committee regularly reports to the full board on internal auditing, the performance of the auditors, and all significant accounting and financial reporting issues.  Members of the audit committee are not, however, expected to bear greater responsibility or liability for assuring compliance with accounting rules and federal and state securities laws than other members of the board of directors.

Authority

In discharging its oversight role, the audit committee is empowered to investigate any matter brought to its attention, with full power to retain and compensate outside counsel or other experts for this purpose.  The company must sufficiently fund the audit committee to discharge its duties, including retention of experts.

Specific Responsibilities

The audit committee checklist delineates the committee’s specific responsibilities.  The committee relies on expertise from management, the independent auditors and the corporate staff in carrying out its responsibilities.  Management of the company is responsible to determine that the company’s financial statements are complete, accurate, and in accordance with generally accepted accounting principles.  The public accounting firm is responsible for auditing the company’s financial statements.  It is not the audit committee’s duty to plan or conduct audits, to determine that the financial statements are complete, accurate and in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the company’s internal procedures or controls.

Audit Committee Checklist
		Qtr 1	Qtr 2	Qtr 3	Qtr 4	As Needed
1.
Meet 4 times per year or more frequently as circumstances require.  Each meeting must include time for an executive session of the committee.  The committee may invite members of management or others to attend parts of the meeting as necessary.
		X	X	X	X	X
2.	Prepare written agenda in consultation between the committee chair, management and the independent auditors.	X	X	X	X	X
3.	Provide open communications between the independent auditors, management and the board. Report committee actions to the board as the committee deems appropriate.					X
4.	Confirm the independence of all committee members based on Nasdaq and other applicable rules.				X
5.	Verify the committee consists of a minimum of 2 members who are financially literate.				X
6.	Review and update audit committee checklist annually.				X
7.	Include copy of the committee charter as an appendix to the proxy statement at least once every 3 years.					X
8.	Appoint, approve the compensation of, and provide oversight of the independent auditor.	X	X	X	X
9.	Confirm annually the independence of the independent auditor.	X
10.	Quarterly review non-audit services provided by the independent auditor.	X	X	X	X
11.	Inquire of management and the independent auditor of significant risks or exposures and assess steps management has taken to minimize such risk to the company.					X
12.	Consider and review with the independent auditor:
	a. Adequacy of the company’s internal controls.			X
	b. Any related significant findings and recommendations of the independent auditor together with management’s responses.			X
13.	Review with the independent auditor and management any significant changes to GAAP policies or standards.			X
14.	Review with the independent auditors and management at the completion of the annual audit:
	a. The financial statements and accompanying notes.	X
	b. The auditors’ report.	X
	c. Any significant changes required in the audit plan.	X
	d. Any difficulties or disputes between the auditors and management encountered during the course of the audit.	X
	e. Other matters related to the conduct of the audit which are communicated to the committee under generally accepted accounting standards.	X

Audit Committee Checklist
15.	Review with management and the auditors the company’s critical accounting policies.	X				X
16.	Review policies and procedures with respect to transactions between the company and its officers, directors and affiliates that are not a normal part of the company’s business.				X
17.	Review with management and the auditors:
	a. Any significant findings by auditors and management’s responses thereto.					X
	b. Any difficulties encountered in the course of audits, including any restrictions on the scope of their work or access to required information.					X
	c. Any changes required in planned scope of their audit.					X
18.	Review periodic reports of the company with management and the auditors prior to filing with the SEC.	X	X	X	X	X
19.
In connection with the review of periodic reports, review management’s disclosure to the committee of any deficiencies in disclosure controls or internal controls under Section 302 of the Sarbanes-Oxley Act.
		X	X	X	X
20.	Monitor as appropriate the standards adopted as a code of conduct for the company.					X
21.	Meet with the auditors in executive session to discuss any matters that the committee or auditor believe should be discussed privately with the audit committee.					X
22.	Meet with management in executive session to discuss any matters that the committee or auditor believe should be discussed privately with the audit committee.					X
23.
Review and make recommendations to the board of directors concerning any matters reported to the committee by the company’s legal counsel concerning material violations of securities law or breaches of fiduciary duty by the company, its officers, directors or employees.
X
24.
Provide for receipt, retention and treatment of complaints received by the issuer regarding accounting, internal accounting controls or auditing matters, including providing for confidential and anonymous submissions by employees of the issuer to the chairman of the committee regarding questionable accounting or auditing matters.
X

ROYALE ENERGY, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen M. Hosmer and Donald H. Hosmer as Proxies with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Royale Energy, Inc. held on record by the undersigned on April 20, 2015, at the Annual Meeting of Shareholders to be held at the offices of the Company, 3777 Willow Glen Dr., El Cajon, California, 92019, on June 5, 2015 at 10:00a.m., Pacific Daylight Time.

1.	Election Of Directors For all nominees listed below (except as marked to the contrary below).
	For All	Against All	For All Except:
Harry E. Hosmer

Stephen M. Hosmer

Donald H. Hosmer

Ronald L. Buck

Tony Hall

Gary Grinsfelder

Jonathan Gregory

2.	To approve, in a nonbinding advisory vote, the selection of SingerLewak, LLC as the Company’s independent auditors for 2015
	For	Against	Abstain

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.
	For	Against	Abstain

Please sign and date this Proxy.  When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., please indicate your full title.  Proxies received in this office later than 11:59 P.M. on June 4, 2015 will not be voted upon unless the shareholders are present to vote their shares.

Dated:
           ----------------------

(Please mark, sign, date and return the Proxy Card promptly.)

Signature	Signature if held jointly